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                                                                   EXHIBIT 10.78

                              EMPLOYMENT AGREEMENT

                                 By and Between

                      KRAMONT OPERATING PARTNERSHIP, L.P.,

                              KRAMONT REALTY TRUST

                                       and

                                 ETTA M. STREHLE

June 28, 2000
     Date

                              EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT ("Agreement") is dated effective June 16, 2000, by, between and among KRAMONT OPERATING PARTNERSHIP, L.P., a Delaware limited partnership ("Company"), KRAMONT REALTY TRUST, a Maryland Trust, (together with any successor entity that elects to be taxed as a real estate investment trust under the Code, "Kramont") and ETTA M. STREHLE ("Executive").

                                   BACKGROUND:

      WHEREAS, Company desires to employ Executive as its Treasurer and Chief Financial Officer and Executive desires to accept such employment. Company and Executive intend, by this Employment Agreement, to establish the terms and conditions of Executive's employment.

      NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

      DEFINITIONS.

      As used in this Agreement, the following terms shall have the following meanings (such terms to be equally applicable to both the singular and plural forms):

      "Affiliate" means, with respect to a Person, any other Person which directly or indirectly, through one or more intermediaries, controls, is controlled by or under common control with such Person and in the case of Executive, includes, without limitation, such Executive's spouse, and such executive's and such spouse's parents, grandparents, children, stepchildren, grandchildren and their respective spouses, any trust or other Person owned of for the benefit of any foregoing and any Executive Affiliated Entity, and in the case of Company, includes, without limitation, Kramont and CV Operating Partnership.

      "Base Salary" shall have the meaning ascribed to it in Paragraph 4.

      "Cause" means an act or omission: (a) causing material injury to Company or any of its Affiliates and involving financial gain or benefit to Executive, Executive's family or any of their Affiliates; (b) involving repeated material breach of Executive's obligations; (c) material failure of Executive to perform any duties after written notice from the President of Company; (d) constituting a felony, or involving any material financial defalcation by Executive; (e) involving public intoxication or use of controlled substances without a prescription; or (f) causing material damage to the reputation of Company or any of its Affiliates.

      "Change of Control" means the closing of a transaction or a series of related transactions which has not been approved in advance by the Board of Trustees of Kramont which involves (i) a transfer of all or substantially all of Kramont's or the Company's assets and business (whether structured as an acquisition, sale of assets, merger, consolidation or otherwise, and whether or not Kramont or the Company is the surviving entity of the transaction) or (ii) an exchange of equity securities of Kramont or a controlled Affiliate for assets or stock of another entity or Person, after which transaction less than 50% of the equity (regardless of the form of the equity interests) of Kramont or such controlled Affiliate (or the surviving entity, as the case may be) is owned by the persons and entities who were the shareholders of Kramont or equity owners of such Affiliate immediately prior to the closing of the transaction.

      "Code" means the Internal Revenue Code of 1986 as amended.

      "Confidential or Proprietary Information" means any secret, confidential or proprietary information of Company or Kramont, or any of its Affiliates not otherwise included in the definition of Trade Secret. The term does not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right of Company or Kramont or any such Affiliate.

      "Covenant Period" shall have the meaning ascribed it to in Paragraph 9.

      "CV Operating Partnership" shall mean MONTGOMERY CV REALTY, L.P., a Delaware limited partnership.


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      "Disability" shall have the meaning ascribed to it in Paragraph 6.

      "End Date" means June 30, 2001.

      "Executive Affiliated Entity" shall have the meaning ascribed to it in Paragraph 9.

      "Good Reason" means: (a) a material breach by Company of any material provision of this Agreement, (b) a material diminution in the level of responsibilities and authority or compensation of Executive; or (c) Company's requiring Executive to be based at any office or location outside of 100 miles from the City of Philadelphia, provided, however, that no event or condition described in clauses (a) through (c) of this definition shall constitute Good Reason unless (i) Executive gives the Company written notice of his or her objection to such event or condition, (ii) such event or condition is not corrected by the Company within 20 business days of its receipt of such notice (the "Cure Period") (or in the event that such event or condition is not susceptible of correction within such 20 business day Cure Period, the Company has not taken all reasonable steps within such Cure Period to correct such event or condition as promptly as practicable thereafter) and (iii) Executive resigns his or her employment with the Company and its Affiliates by written notice to the Company not more than 60 days following the expiration of the 20 business day Cure Period. The closing of a transaction entered into with the prior consent of the Board of Trustees of Kramont which would have constituted a Change in Control but for such consent shall not constitute "Good Reason" nor shall a change in the title or specific mix of responsibilities of Executive or a change in the person to whom Executive reports constitute "Good Reason" provided such changes do not cause a material diminution in the level of responsibilities and authority or compensation of Executive.

      "Initial Term of Employment" means the term beginning with the Start Date and ending with the End Date.

      "Losses" means, to the extent suffered or incurred, all losses, liabilities, costs, claims, fines, penalties or damages and expenses, including without limitation court costs, costs of investigation and fees and disbursements of counsel.

      "Option Agreement" means that certain Option Agreement by and between Executive and the Company, a copy of which is attached hereto as Exhibit A, and incorporated herein by reference, as same may be amended, modified, supplemented or restated from time to time.

      "Options" shall have the meaning ascribed to it in Paragraph 5.

      "Option Plan" means the Kramont 2000 Incentive Plan.

      "Person" means an individual, corporation, partnership agreement, business trust, limited liability company or other entity or governmental authority.

      "Restricted Territory" shall have the meaning ascribed to it in Paragraph
9.

      "Share" means a common share of beneficial interest of Kramont, par value $0.01 per share.

      "Start Date" means July 1, 2000.

      "Term of Employment" means the Initial Term of Employment and any renewal, extension or continuation thereof, as provided in Paragraph 3, subject to termination as provided in Paragraph 6.

      "Trade Secret" means information including, but not limited to, technical or non-technical data, a formula, a pattern, a competition, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, or a list of actual or potential customers or suppliers which derives economic value, actual or potential from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use.

      1. Employment.

      Company hereby offers and Executive hereby accepts employment for the Term of Employment as the Treasurer


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and Chief Financial Officer of the Company upon the terms and conditions contained herein. Executive shall also serve in such capacities with such Affiliate of the Company as the President of the Company shall from time to time request.

      2. Duties.

      Executive shall perform all duties consistent with the position of Treasurer and Chief Financial Officer, as well as any other duties which are assigned to Executive by the President of Company and which relate to Company or any of its Affiliates. Executive will devote his or her entire business time and efforts during the Term of Employment to fulfill faithfully, responsibly and satisfactorily those duties and to further the best interests of Company and its Affiliates. Executive shall render their services exclusively to the Company and its Affiliates during the Term of Employment.

      3. Term.

      Subject to the provisions of Paragraph 6, Executive shall be employed hereunder for the Initial Term of Employment and, at the expiration of the Initial Term of Employment, this Agreement shall continue for successive one (1) year periods unless Executive's employment is terminated as provided in Paragraph 6 or unless either party shall have given the other party at least ninety (90) days' written notice prior to the expiration of the then effective Term of Employment of such party's desire to terminate this Agreement at the expiration of such effective Term of Employment.

      4. Base Salary.

      During the Term of Employment, Company shall compensate Executive at the base salary of $150,000 per annum, ("Base Salary") payable in equal biweekly installments in accordance with the Company's normal payroll practices.

      5. Employee Benefit Plans and Stock Options.

      (1) Benefits. During the term of of Employment, Executive shall be entitled to: (a) participate in any insurance or benefit plans or programs that are generally available to Company's executive employees of equal status, including without limitation any health, life, accident or disability insurance plans or programs, and any profit sharing or retirement plans, subject to all of the eligibility requirements, terms and conditions of such plans and programs and the Kramont 2000 Incentive Plan (collectively "Plans"); (b) 3 weeks of vacation subject to Company's vacation policies; (c) be reimbursed for all reasonable and necessary business expenses incurred by Executive in performing the duties hereunder upon presentation by Executive of an itemized accounting of such expenditures, in accordance with Company practice. Company waives any initial waiting periods normally imposed under its health plans and programs, to the extent waivable without cost to Company. Nothing in this Agreement shall require the Company to institute or maintain any Plans or entitle to any award under any Plans providing for discretionary awards.

      (2) Stock Options. Subject to the terms and conditions of this Agreement and the Option Agreement, Kramont agrees to grant to Executive options (the "Options") to purchase 3,500 Shares of Kramont. Simultaneous upon the execution of this Agreement, Executive agrees to execute and deliver to Company the Option Agreement in the form attached as Exhibit A to this Agreement.

      (3) Withholding. Any payments made under this Paragraph 5 or any other Paragraph of this Agreement shall be made subject to the applicable laws and regulations governing withholding for the payment by Executive or Company, as may be applicable, of federal, state and local taxes.

6. Termination and Severance Benefits.

      (1) Death. Executive's employment under this Agreement shall immediately terminate and all rights, benefits and obligations hereunder shall cease in the event of Executive's death except for benefits accrued but unpaid for any period prior to Executive's death or pursuant to any Plans.

      (2) Disability. In the event that a reputable medical doctor selected by and engaged at the expense of Company determines that Executive, by reason of physical or mental disability, is and has been unable to perform substantially Executive's usual and customary duties under this Agreement for a period of ninety (90) consecutive days or 120 days in the aggregate in any 12 month period ("Disability"), Executive's employment under this EMPLOYMENT


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Agreement shall be terminated and all benefits and obligations hereunder shall cease except for benefits accrued but unpaid for any period prior to the beginning of such disability or pursuant to any Plans.

      (3) Cause. Company shall have the right to terminate Executive's employment under this Agreement at any time for Cause. If, prior to the expiration of the Term of Employment, Executive's employment is terminated by Company for Cause, or Executive resigns from employment hereunder other than for Good Reason, Executive shall be entitled only to payment of the Base Salary as then in effect through and including the date of such termination or resignation. Executive shall have no further right to receive any other compensation or benefits after such termination or resignation of employment.

      (4) Without Cause: Good Reason. If, prior to the expiration of the Term of Employment, Executive's employment is terminated by the Company without Cause, or if Executive terminates employment hereunder for Good Reason: (i) the Company shall pay Executive the Base Salary then in effect for a period of twelve (12) months beginning as of the date of termination, at such intervals as the same would have been paid had Executive remained in the active service of the Company ("Severance Period") and all accrued and unpaid bonus and other awards and unreimbursed expenses; and (ii) Executive shall be entitled to continue to participate in the Plans in which he or she participated at the time of such termination and receive any benefits to which Executive is entitled thereunder; and (iii) all stock options and other awards subject to vesting periods not then expired shall immediately become fully vested. Executive shall have no further right to receive any other compensation or benefits after such termination or resignation of employment. In the event of Executive's death during the Severance Period, payments of Base Salary under this Paragraph shall continue to be made during the remainder of the Severance Period to the beneficiary designated in writing for this purpose by Executive or, if no such beneficiary is specifically designated, to Executive's estate.

      (5) Change in Control. In the event of a Change of Control, Executive shall have the right to terminate his or her employment by written notice to the Company given within thirty (30) days after the closing ("Closing") of the transactions giving rise to the Change of Control, in which case, effective upon such Closing: (i) Executive shall become immediately entitled to receive a lump sum payment by the Company (or its successor in interest) in an amount equal to the annual Base Salary then in effect, plus all accrued and unpaid bonus and other awards and unreimbursed expenses; and (ii) Executive shall be entitled for twelve (12) months after such Closing to continue to participate in the Plans in which he or she participated at the time of such termination and receive any benefits to which Executive is entitled thereunder; and (iii) all stock options and other awards subject to vesting periods not then expired shall, effective upon such Closing, become fully vested. Executive shall have no obligation to mitigate the Company's severance obligations under this paragraph and no amounts earned by Executive following such termination shall be deemed to reduce the payments required under this paragraph 6.(5).

      (6) Date of Termination. The date of termination of Executive's employment by the Company, with or without Cause, shall be the date specified in a written notice of termination to Executive. The date of resignation for Good Reason shall be the date specified in the written notice of resignation from Executive to Company; provided, however, that no such written notice shall be effective unless the Cure Period specified in the definition of Good Reason has expired without Company having reasonably corrected the event or events subject to cure. If no date of resignation is specified in the written notice from Executive to Company, the date of termination shall be the first day following such expiration of such Cure Period. The date of termination in the event of a Change of Control in connection with which Executive gives a timely notice of termination shall be the date of the Closing, or, if later, the date of such notice.

7. Insurance.

      Subject to Executive performing all of the requirements of the life insurer which are necessary conditions to obtaining and keeping in force life insurance and provided it is obtainable for a commercially reasonable premium, Company shall purchase and maintain in effect, at the expense of the Company, for the Term of Employment, a term life insurance policy, in the amount of Executive's annual Base Salary, on the life of Executive with the right to name the beneficiaries of the life insurance policy reserved to Executive. If Company cannot obtain such insurance for a commercially reasonable premium, then, in the event of Executive's death while employed hereunder, the Company shall pay Executive's estate in addition to all other amounts payable hereunder, an additional severance payment in the amount of Executive's annual Base Salary.


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8. Indemnification.

      Company shall defend and hold Executive harmless to the fullest extent permitted by the law of the State of Maryland in connection with any Losses arising out of or relating to the performance by Executive of services for, or actions of Executive as an officer or employee of Company, Kramont, any Affiliate of Kramont or of any other person or enterprise at Company's request.

9. Noncompetition.

      Executive agrees that during the term of this Agreement and for a period of one (1) year following the termination of this Agreement, ("Covenant Period"):

      (1) Not to hire, directly or indirectly, or entice or participate in any efforts to entice to leave the Company's or its Affiliates employ, any person who is an employee of Company or its Affiliates.

      (2) Not to directly or indirectly solicit, induce or influence any person, including without limitation any tenant or prospective tenant of any retail shopping center or other commercial real estate owned, directly or indirectly, in whole or in part, by Company or its Affiliates or with whom Company or any of its Affiliates has a direct or indirect business relationship (each, a "Restricted Party") anywhere within a geographical area in which the Company and Executive, any affiliate of Executive, any entity which employs Executive or any entity in which Executive owns a beneficial interest (an "Executive Affiliate") are then in competition ("Restricted Territory") to discontinue or reduce the extent of such Restricted Party's relationship with Company or any of its Affiliates in the Restricted Territory (including, without limitation, to terminate a lease before the stated expiration date, to reduce the amount of space demised pursuant to a lease, to fail to enter into a proposed lease or to fail to exercise any renewal or expansion option in any then existing lease), provided, however, a breach of this provision shall not be deemed to have occurred if a Restricted Party is contacted by the Executive after such time as the current lease(s) of such Restricted Party with the Company or its Affiliates has terminated and such Restricted Party has left all retail shopping centers managed by the Company or owned by the Company or its Affiliates

      (3) To hold in a fiduciary capacity for the benefit of the Company and its Affiliates, and not directly or indirectly use or disclose any Trade Secret, that Executive may have acquired during the term of employment by the Company for so long as such information remains a Trade Secret. In addition to the foregoing and not in limitation thereof, Executive agrees that during the period of employment by the Company and the Covenant Period, Executive will hold in a fiduciary capacity for the benefit of the Company and its Affiliates and shall not directly or indirectly use or disclose, any Confidential or Proprietary Information that Executive may have acquired (whether or not developed or compiled by Executive and whether or not Executive was authorized to have access to such information) during the term of, in the course of or as a result of employment by the Company or its Affiliates.

      (4) Executive acknowledges that the restrictions, prohibitions and other provisions hereof, including without limitation the definition of Restricted Territory are reasonable, fair and equitable in scope, terms and duration, are necessary to protect the legitimate business interests of Company and its Affiliates, and are a material inducement to the Company and its Affiliates to enter into this Agreement. Without intending to limit the remedies available to the Company, in the event of a breach or attempted breach of this Paragraph 9, Company shall be entitled to preliminary and permanent injunctive relief without proof of actual damages or posting of any bond or other security. Executive hereby waives and covenants not to assert in any action or proceeding relating to this Agreement, any claim or defense that there exists an adequate remedy at law for breach of this Agreement.

      10. Release

            Executive hereby waives any rights to and agrees the neither the Company, Kramont nor any Affiliate is obligated to pay Executive any amount for any period or in connection with any plan, program or agreement entered into or applicable to Executive prior to the date hereof (other than unpaid salary for the current period and rights under stock options assumed by the Company) and is simultaneously herewith executing a Release in the form of Exhibit B to this Agreement.


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11. Arbitration.

      Any determination with respect to Executive's rights pursuant to any Plan or any award thereunder shall be conclusively determined by the administrator or committee designated by the Company to make determinations with respect to such Plan. Such determinations shall be final. The parties hereto will endeavor to resolve in good faith any other controversy, disagreement or claim arising between them, whether as to the interpretation, performance or operation of this Agreement or any rights or obligations hereunder. If they are unable to do so, any such controversy, disagreement or claim will be submitted to binding arbitration, for final resolution without appeal, by either party giving written notice to the other of the existence of a dispute which is desired to have arbitrated. The arbitration will be concluded in Philadelphia, Pennsylvania by a panel of three (3) arbitrators and will be held in accordance with the rules of the American Arbitration Association. Of the three arbitrators, one will be selected by the Company, one will be selected by Executive and the two arbitrators so selected will select the third. Each party will notify the other party of the arbitrator selected by Executive within fifteen (15) days after the giving of the written notice referred by Executive within fifteen (15) days after the giving of the written notice referred to in this Paragraph 11. The decision and award of the arbitrators must be in writing and will be final and binding upon the parties hereto. Judgment upon the award may be entered in any court having jurisdiction thereof, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be. The expenses of arbitration will be borne in accordance with the determination of the arbitrators with respect to the dispute or difference undergoing arbitration. All other obligations of the parties will continue as stipulated herein, and all monies not directly involved in such dispute or difference will be paid when due. Notwithstanding the foregoing, nothing herein shall limit the rights of the Company to seek injunctive relief as provided in Paragraph 9 of this Agreement.

12. Conflicting Agreements.

      Each party hereto hereby represents and warrants to the other party that the entering into this Agreement, and the obligations and duties undertaken by such party hereunder, will not conflict with, constitute a breach of, or otherwise violate the terms of, any other employment or other agreement to which Executive is a party.

13. Successors and Assigns.

      This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives but may not be assigned by Executive.

14. Notices.

      All notices, requests, demands and other communications hereunder must be in writing and shall be deemed to have been duly given when delivered by hand or 5 days after being mailed within the continental United States by first class certified mail, return receipt requested, postage prepaid, to the other party, addressed as follows:

                  If to the Company:

                  Plymouth Plaza
                  580 W. Germantown Pike, Suite 200
                  Plymouth Meeting, PA  19462
                  Attention: President

                  With a copy to:
                  Stanley S. Cohen, Esquire
                  Fox, Rothschild, O'Brien & Frankel
                  2000 Market Street - 10th Floor
                  Philadelphia, PA 19103

                  If to Executive:
                  Etta M. Strehle
                  21 Essex Court
                  Fairview Village, PA 19403


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Addresses may be changed by written notice sent to the other party at the last recorded address of that party or by hand delivery to the party.

15. Severability.

      If any provision of this Agreement is deemed by a court of competent jurisdiction to be unenforceable as written, it shall be construed more narrowly to be as broad as is enforceable. If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be invalid or unenforceable for any reason, such judgment shall not affect, impair or invalidate the remainder of this Agreement.

16. Prior Understandings.

      This Agreement (including the Exhibits hereto) embodies the entire understanding of the parties hereof, and supersedes all other oral or written agreements or understandings between them regarding the subject matter hereof. No change, alteration or modification hereof may be made except in writing, signed by the parties hereto. The headings in this Agreement are for convenience and reference only and shall not be construed as part of this Agreement or to limit or otherwise affect the meaning hereof.

17. Execution in Counterparts.

      This Agreement may be executed by the parties hereto in counterparts, each of which shall be deemed to be original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Employment Agreement as of the day and year first above written.

                                       KRAMONT OPERATING PARTNERSHIP, L.P.


Attest: /s/ Mary Gannon, Secretary     By:   /s/ Louis P. Meshon, Sr., President
----------------------------------     -----------------------------------------

                                       KRAMONT REALTY TRUST

Attest:  /s/ Mary Gannon, Secretary    By:   /s/ Louis P. Meshon, Sr., President
                                       -----------------------------------------


                                       EXECUTIVE:

                                       By:  /s/ Etta M. Strehle
                                       -----------------------------------------


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                                                                   EXHIBIT 10.78

                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

      This Second Amendment (this "Second Amendment") is dated effective July 1, 2002 by and among Kramont Operating Partnership, L.P., a Delaware limited partnership (the "Company"), Kramont Realty Trust, a Maryland real estate investment trust ("Kramont") and Etta M. Strehle ("Executive").

                                   BACKGROUND

      WHEREAS, the parties hereto entered into an Employment Agreement the dated June 28, 2000, as amended by First Amendment dated July 1, 2001 (herein referred to as "Employment Agreement") wherein the parties agreed to the terms and conditions of Executive's employment with the Company; and

      WHEREAS, the parties hereto desire to further amend certain of the terms and conditions of the Employment Agreement.

      NOW THEREFORE, in consideration of the mutual promises and covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

      1. All capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed in the Employment Agreement.

      2. Subject to the provisions contained in Paragraph 3 of the Employment Agreement, the Term of Employment is hereby extended to June 30, 2003 (the "Extended Term of Employment").

      3. During the Extended Term of Employment, Executive's Base Salary shall be $155,000.00 payable in equal bi-weekly installments in accordance with the Company's normal payroll practices.

      4. Subject to the provisions contained in Paragraph 5 of the Employment Agreement, it is agreed and understood that that Executive shall be entitled to three (3) weeks of vacation.

      5. In accordance with the Kramont 2000 Incentive Plan, the Company hereby grants the Executive 1,905 restricted shares of common stock under the terms and conditions contained in a share grant letter agreement (the "Share Grant Agreement"), the form of which is attached hereto and made a part hereof as Exhibit "A". Simultaneous with the execution of this Second Amendment, Executive agrees to execute and deliver to the Company the Share Grant Agreement.

      6. This Second Amendment and the Employment Agreement represent the entire understanding between the parties and supercede all other oral or written agreements between the parties. The Employment Agreement, as amended by this Second Amendment, is hereby ratified and confirmed and remains in full force and effect.

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Second Amendment as of the date and year first above written.

                                    KRAMONT OPERATING PARTNERSHIP, L.P.


                                    By:   /s/ Louis P. Meshon, Sr., President
                                    -----------------------------------------


                                    KRAMONT REALTY TRUST

                                    By:   /s/ Louis P. Meshon, Sr., President
                                    -----------------------------------------


                                    Executive

                                    /s/  Etta M. Strehle
                                    -----------------------------------------

                                                                   EXHIBIT 10.78

                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

      This Second Amendment (this "Second Amendment") is dated effective July 1, 2002 by and among Kramont Operating Partnership, L.P., a Delaware limited partnership (the "Company"), Kramont Realty Trust, a Maryland real estate investment trust ("Kramont") and Etta M. Strehle ("Executive").

                                   BACKGROUND

      WHEREAS, the parties hereto entered into an Employment Agreement the dated June 28, 2000, as amended by First Amendment dated July 1, 2001 (herein referred to as "Employment Agreement") wherein the parties agreed to the terms and conditions of Executive's employment with the Company; and

      WHEREAS, the parties hereto desire to further amend certain of the terms and conditions of the Employment Agreement.

      NOW THEREFORE, in consideration of the mutual promises and covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

      1. All capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed in the Employment Agreement.

      2. Subject to the provisions contained in Paragraph 3 of the Employment Agreement, the Term of Employment is hereby extended to June 30, 2003 (the "Extended Term of Employment").

      3. During the Extended Term of Employment, Executive's Base Salary shall be $155,000.00 payable in equal bi-weekly installments in accordance with the Company's normal payroll practices.

      4. Subject to the provisions contained in Paragraph 5 of the Employment Agreement, it is agreed and understood that that Executive shall be entitled to three (3) weeks of vacation.

      5. In accordance with the Kramont 2000 Incentive Plan, the Company hereby grants the Executive 1,905 restricted shares of common stock under the terms and conditions contained in a share grant letter agreement (the "Share Grant Agreement"), the form of which is attached hereto and made a part hereof as Exhibit "A". Simultaneous with the execution of this Second Amendment, Executive agrees to execute and deliver to the Company the Share Grant Agreement.

      6. This Second Amendment and the Employment Agreement represent the entire understanding between the parties and supercede all other oral or written agreements between the parties. The Employment Agreement, as amended by this Second Amendment, is hereby ratified and confirmed and remains in full force and effect.

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Second Amendment as of the date and year first above written.

                                    KRAMONT OPERATING PARTNERSHIP, L.P.


                                    By:   /s/ Louis P. Meshon, Sr., President
                                    -----------------------------------------


                                    KRAMONT REALTY TRUST

                                    By:   /s/ Louis P. Meshon, Sr., President
                                    -----------------------------------------


                                    Executive

                                    /s/  Etta M. Strehle
                                    -----------------------------------------